UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015 (August 3, 2015)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

On August 3, 2015 (the “Petition Date”), Alpha Natural Resources, Inc. (the “Company”) and its wholly owned subsidiaries listed on Exhibit 99.1 hereto, which is incorporated by reference herein, (the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the Bankruptcy Court for the Eastern District of Virginia (the “Court”). The Company’s Chapter 11 case (the “Bankruptcy Proceeding”) is being administered under the caption In re: Alpha Natural Resources, Inc. (Case No. 15-33895). The Debtors have filed a motion with the Court seeking to jointly administer all of the Debtors’ chapter 11 cases under the caption In re: Alpha Natural Resources, Inc., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

A copy of the press release issued by the Company to announce the filing is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Bankruptcy Filing described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following debt instruments:

•
Fifth Amended and Restated Credit Agreement dated as of September 24, 2014 by and among Alpha Natural Resources, Inc., as Borrower, the Lenders party thereto, the Issuing Banks party thereto and Citicorp North America, Inc., as Administrative Agent and as Collateral Agent (as of the Petition Date, outstanding letters of credit of approximately $191 million, revolving facility borrowings in an aggregate principal amount of $445 million and term loan borrowings in an aggregate principal amount of $611 million, plus accrued and unpaid interest thereon);

•
Indenture dated as of May 20, 2014 by and among Alpha Natural Resources, Inc., Wilmington Trust, National Association, as Trustee and Wilmington Trust, National Association, as Collateral Agent governing 7.50% Senior Secured Second Lien Notes due 2020 (aggregate principal amount as of the Petition Date of $500 million plus accrued and unpaid interest thereon);

•
Indenture dated as of March 23, 2015 by and among Alpha Natural Resources, Inc., Wilmington Trust, National Association, as Trustee and Wilmington Trust, National Association as Series B Collateral Agent governing 7.50% Senior Secured Second Lien Notes due 2020 (Series B) (aggregate principal amount as of the Petition Date of $214 million plus accrued and unpaid interest thereon);

•	Base Senior Indenture dated as of August 12, 2008 by and among Massey Energy Company and the Guarantors Party thereto and Wilmington Trust Company, as Trustee;

•
First Supplemental Indenture dated as of August 12, 2008 to Base Senior Indenture dated as of August 12, 2008, by and among Massey Energy Company and the Guarantors party thereto and Wilmington Trust Company, as Trustee, governing 3.25% Convertible Senior Notes due 2015 (aggregate principal amount as of the Petition Date of $109 million plus accrued and unpaid interest thereon);

•	Base Indenture dated as of June 1, 2011 by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee;

•
Supplemental Indenture No. 1 dated as of June 1, 2011 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 6.00% Senior Notes due 2019 and 6.25% Senior Notes due 2021 (aggregate principal amounts as of the Petition Date of $577 million of 6.00% Senior Notes due 2019 and $585 million of 6.25% Senior Notes due 2021, plus, in each case, accrued and unpaid interest thereon);

•
Supplemental Indenture No. 3 dated as of October 11, 2012 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 9.75% Senior Notes due 2018 (aggregate principal amount as of the Petition Date of $393 million plus accrued and unpaid interest thereon);

•
Supplemental Indenture No. 4 dated as of May 13, 2013 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 3.75% Convertible Senior Notes due 2017 (aggregate principal amount as of the Petition Date of $263 million plus accrued and unpaid interest thereon);

•
Supplemental Indenture No. 5 dated as of December 18, 2013 to Base Indenture dated as of June 1, 2011, by and among Alpha Natural Resources, Inc. and Union Bank, N.A., as Trustee, governing 4.875% Convertible Senior Notes due 2020 (aggregate principal amount as of the Petition Date of $277 million plus accrued and unpaid interest thereon).

Pursuant to the Bankruptcy Code, the Bankruptcy Filing automatically stayed most actions against the Debtors, including most actions to collect indebtedness incurred prior to the Bankruptcy Filing or to exercise control over the Debtors’ property. Accordingly, although the Bankruptcy Filing triggered defaults under the debt instruments listed above, creditors are stayed from taking action as a result of these defaults.

Item 7.01. Regulation FD Disclosure.

In connection with the Bankruptcy Proceeding, the Company has been and currently is engaged in ongoing discussions with certain of its creditors (the “Supporting Creditors”) relating to the restructuring of certain of the Company's outstanding debt and new financing in support of the Company's restructuring, including an 18-month Debtor-in-Possession financing package totaling up to approximately $692 million. In connection with these ongoing discussions, on July 22, 2015, the Company entered into confidentiality agreements with the Supporting Creditors pursuant to which the Company provided certain information to the Supporting Creditors (the “Disclosed Information”) and agreed to make the Disclosed Information publicly available on the date of the commencement of the Bankruptcy Proceeding. Beginning today, August 3, 2015, the Disclosed Information, together with certain other information to be provided to the Supporting Creditors in the future in connection with the restructuring, will be made available on the Company’s website (www.alphanr.com) in the Investors section under “Restructuring Documents”.

The Disclosed Information includes prospective financial information and forecasts (including a 13-week cash flow forecast for the period from June 10, 2015 to October 2, 2015), an overview of a five-year strategic assessment and business plan process for the Company prepared by McKinsey & Co., capital expenditure guidance for 2016 and 2017 and summary financial projections for the remainder of fiscal 2015 and for fiscal 2016, along with other information generally not disclosed by the Company, all of which may be deemed material. Such Disclosed Information and other information was or will be prepared based on expectations, beliefs, opinions and assumptions of the Company’s management at the time such Disclosed Information and other information was or will be prepared. Such Disclosed Information and other information that is not historical information: is forward-looking, speculative and subjective in nature and was or will be based upon expectations, beliefs, opinions and assumptions, which are inherently uncertain and include factors that are beyond the control of the Company and may not prove to be accurate; does not necessarily reflect current expectations, beliefs, opinions or assumptions that the management of the Company may have about the prospects for the Company’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur or that was not anticipated at the time such Disclosed Information and other information was prepared; may not reflect current results or future performance, which may be significantly more favorable or less favorable than projected by such Disclosed Information and other information; and is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved. The summary of the Disclosed Information is qualified in its entirety by the contents of the Disclosed Information. The information contained on the Company’s website is not part of this Report. Further, over time, the Disclosed Information and other information may become out of date, and you should not rely on the ongoing accuracy of any of the Disclosed Information or other information beyond the date as of which they were prepared. The Company undertakes no responsibility or obligation to update any Disclosed Information or other information. You are urged to note the date of issuance of any Disclosed Information or other information provided on our website.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	List of filing subsidiaries
99.2	Press release, dated August 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: August 3, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	List of filing subsidiaries
99.2	Press release, dated August 3, 2015